Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Second Quarter and Year to Date 2025 Earnings

Dunmore, PA, July 31, 2025/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company (the “Bank”), today reported unaudited financial results at and for the three and six months ended June 30, 2025.

Peoples reported net income of $17.0 million, or $1.68 per diluted share for the three months ended June 30, 2025, compared to net income of $15.0 million, or $1.49 per diluted share for the three months ended March 31, 2025. Return on average assets (“ROAA”) and return on average equity (“ROAE”) for the three months ended June 30, 2025 was 1.36% and 13.87% on an annualized basis compared to 1.22% and 12.70% for the three months ended March 31, 2025. Net income on a linked-quarter basis, increased primarily due to higher net interest income and a lower provision for credit losses.

For the six months ended June 30, 2025, net income was $32.0 million, or $3.18 per diluted share, compared to $6.7 million, or $0.95 per diluted share for the comparable period of 2024. The increase in net income for the current period of $25.3 million was due primarily to higher net interest income and noninterest income, and a lower provision for credit losses which more than offset an increase in noninterest expenses. On July 1, 2024, the Company completed its merger with FNCB Bancorp, Inc. (“FNCB,” such merger the “FNCB merger”). Higher levels of interest-earning assets, higher transaction volumes and purchase accounting related accretion resulting from the FNCB merger resulted in the increase in net interest income and noninterest income when compared to the prior year period.

Gerard A. Champi, Chief Executive Officer, stated, “One year ago, we merged with FNCB Bancorp, Inc. with the belief that together, we would be stronger. Today, our performance affirms that belief – our net income, earnings per share, net interest margin, efficiency ratio and asset quality all reflect the strength of our combined organization as we continue to build on the synergies and efficiencies of the FNCB merger.”

The Company's financial results for any periods ended prior to July 1, 2024, only reflect Peoples results on a stand-alone basis.  As a result of the FNCB merger, the Company’s financial results for the three and six months ended June 30, 2025, may not be directly comparable to prior reported periods.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, and tax-equivalent net interest income and related ratios, among others.  The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses, nonrecurring provisions for non-purchase credit deteriorated (“non-PCD”) loans and gain or loss on the sale of securities available for sale.  Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends.  Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables.  The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

NOTABLES IN THE QUARTER

●	Paid a second quarter dividend of $0.6175 per share, representing an increase of 50.6% over the per share dividend for the quarter ended June 30, 2024 and equal to the per share dividend for the quarter ended March 31, 2025.
●	Allowance for credit losses to loans was 1.02% at June 30, 2025, compared to 1.03% at March 31, 2025 and 1.05% at December 31, 2024.

●	ROAA for the three months ended June 30, 2025 was 13.87% on an annualized basis compared to 12.70% for the three months ended March 31, 2025 and 3.87% for the three months ended June 30, 2024.
●	ROAE for the three months ended June 30, 2025 was 1.36% on an annualized basis compared to 1.22% for the three months ended March 31, 2025 and 0.37% for the three months ended June 30, 2024.
●	The efficiency ratio[1], a non-GAAP measure, was 53.92% for the three months ended June 30, 2025, compared to 55.77% for the three months ended March 31, 2025 and 75.14% for the three months ended June 30, 2024.
●	Book value per common share at June 30, 2025 was $49.44 compared to $48.21 and $48.29 at March 31, 2025 and June 30, 2024, respectively.
●	Tangible book value per common share[1], a non-GAAP measure, was $38.75 at June 30, 2025 compared to $37.35 and $39.31 at March 31, 2025 and June 30, 2024, respectively.
●	In June 2025, the Company called and redeemed $33.0 million of its subordinated notes due in June 2030 that repriced to 9.08% and issued $85.0 million in aggregate principal amount of 7.75% fixed-to-floating rate subordinated notes due June 2035 at a price equal to 100% of the principal amount.

INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended June 30, 2025 was 3.69%, an increase of 19 basis points compared to 3.50% for the three months ended March 31, 2025. The net accretion impact of purchase accounting marks was $4.0 million and $3.7 million of net interest income in each period, which represented 35 basis points and 32 basis points of NIM for the three months ended June 30, 2025 and March 31, 2025, respectively.
●	The tax-equivalent yield on interest-earning assets, a non-GAAP measure[1], increased 18 basis point to 5.68% during the three months ended June 30, 2025 from 5.50% during the three months ended March 31, 2025.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, increased 2 basis points to 2.60% for the three months ended June 30, 2025 when compared to 2.58% during the three months ended March 31, 2025.
●	The cost of interest-bearing deposits decreased 5 basis points during the three months ended June 30, 2025 to 2.41% from 2.46% in the three months ended March 31, 2025.
●	The cost of total deposits, which includes the impact of noninterest-bearing deposits was 1.91% for the three months ended June 30, 2025, a decrease of 5 basis points from 1.96% for the three months ended March 31, 2025.
●	The cost of total borrowings for the three months ended June 30, 2025 was 5.68%, an increase of 50 basis points from 5.18% for the three months ended March 31, 2025 due in part to the issuance during the quarter of $85.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due June 2035 at an initial fixed rate through June 2030 of 7.75%.

Second Quarter 2025 Results – Comparison to First Quarter 2025

Net interest income for the three months ended June 30, 2025 increased $2.7 million to $42.2 million from $39.5 million for the three months ended March 31, 2025. FTE net interest income, a non-GAAP measure1, for the three months ended June 30, 2025 increased $2.7 million or 6.6% to $42.9 million from $40.2 million for the three months ended March 31, 2025. The increase in FTE net interest income was due to a $2.9 million increase in tax-equivalent interest income that was partially offset by a $0.2 million increase in interest expense.

Higher interest income resulted from loan and investment cash flow repricing at higher rates, an increase to the volume of interest-earning assets, higher loan accretion from the loans acquired in the FNCB merger, and accelerated investment accretion from corporate bond redemptions. Average loans, net, increased $11.4 million for the three months ended June 30, 2025 compared to the prior three month period ended March 31, 2025. Average investments totaled

1See reconciliation of non-GAAP financial measures on pg.17-19.

$627.3 million in the three months ended June 30, 2025 and $643.0 million in the three months ended March 31, 2025, a decrease of $15.7 million. Average federal funds sold increased $13.1 million to $39.1 million for the three months ended June 30, 2025 from $26.0 million for the three months ended March 31, 2025.

The increase in interest expense, comparing the three months ended June 30, 2025 and March 31, 2025, was due primarily to an increase in borrowing costs, which were partially offset by lower deposit costs. The Company’s cost of borrowings increased 50 basis points to 5.68% for the three months ended June 30, 2025 compared to 5.18% for the three months ended March 31, 2025. The total cost of deposits decreased 5 basis points to 1.91% during the three months ended June 30, 2025 compared to 1.96% for the prior quarter. The cost of interest-bearing deposits decreased 5 basis points to 2.41% from 2.46% in the prior quarter.

Average interest-bearing liabilities decreased $22.1 million for the three months ended June 30, 2025, compared to the three months ended March 31, 2025. Average interest-bearing deposits decreased $63.4 million and represented 79.0% of total average deposits for the three months ended June 30, 2025 as compared to 79.7% for the three months ended March 31, 2025. Average noninterest-bearing deposits increased $22.2 million and represented 21.0% of total average deposits in the three months ended June 30, 2025 as compared to 20.3% in the three months ended March 31, 2025. Short-term borrowings averaged $35.6 million for the three month period ended June 30, 2025 at an average cost of 4.62% compared to $20.2 million at an average cost of 4.52% during the three months ended March 31, 2025. Long-term debt averaged $101.1 million for the three month period ended June 30, 2025 at an average cost of 4.81% compared to $97.8 million at an average cost of 4.88% for the three months ended March 31, 2025. Subordinated debt averaged $55.6 million for the three month period ended June 30, 2025 at an average cost of 7.40% compared to $33.0 million at an average cost of 5.44% for the three months ended March 31, 2025.

For the three months ended June 30, 2025, $0.2 million was credited to the provision for credit losses compared to an expense of $0.2 million in the prior quarter. The provision for the second quarter of 2025 declined from the previous quarter due mainly to the Bank reporting net recoveries for the quarter and a reduction in specific reserves on individually evaluated loans associated with a reduction in nonperforming loans.  This was offset by an increase in pooled loan reserves for the Company’s equipment financing loans, resulting from the model loss rate increasing due to changes in loan delinquencies, charge-offs and risk rating migration along with an increase in qualitative factor reserve requirements.

Noninterest income was $6.2 million and $6.3 million for the three months ended June 30, 2025 and March 31, 2025, respectively. Quarterly changes in noninterest income included increased merchant servicing income, higher swap origination revenue, net gains on equity investments and recovery of a pre-merger loss. The prior quarter included a $0.7 million gain on the sale of the Company’s former corporate headquarters in Scranton, PA.

Noninterest expense increased $0.9 million to $28.3 million for the three months ended June 30, 2025, from $27.4 million for the three months ended March 31, 2025. Salaries and employee benefits were $0.3 million higher due to the accrual of year-end cash incentives, offset in part by lower payroll taxes and retirement benefits expenses. Net occupancy and equipment expense decreased $0.3 million from the prior quarter which included seasonal snow removal and higher utility expenses. Other expenses increased $1.1 million to $5.5 million for the second quarter of 2025 from $4.4 million for the prior quarter, which included a $0.4 million increase in account processing expenses, $0.3 million increase in legal and professional fees expense and $0.2 million expense for the reserve on off balance sheet commitments.

Income tax expense was $3.5 million for the three months ended June 30, 2025, compared to $3.2 million for the three months ended March 31, 2025. The effective tax rate was 17.0% and 17.8% for the three months ended June 30, 2025 and March 31, 2025, respectively. The quarter’s lower tax rate was due to the impact of tax-exempt income and bank owned life insurance (BOLI) income, combined with an increase in low income housing tax credits.

Six-Month Results – Comparison to Prior Year First Six Months

Net interest income for the six months ended June 30, 2025 increased $43.5 million to $81.7 million from $38.2 million for the six months ended June 30, 2024. FTE net interest income, a non-GAAP measure1, for the six months

1 See reconciliation of non-GAAP financial measures on pg.17-19.

ended June 30, 2025 increased $44.0 million to $83.2 million from $39.2 million for the six months ended June 30, 2024.

Tax-equivalent interest income, a non-GAAP measure1, increased $50.9 million to $129.2 million due to higher levels of interest-earning assets such as loans and investments and an additional $8.5 million from accretion of purchase accounting marks on loans. Average loans increased $1.1 billion and average investments increased $103.4 million comparing the six months ended June 30, 2025 and 2024, primarily due to assets the Company acquired in the FNCB merger. The tax-equivalent yield on interest-earning assets was 5.59% for the first six months of 2025 compared to 4.57% for the six months ended June 30, 2024. Loan yields increased 92 basis points to 5.99% while investment yields increased 132 basis point to 3.12% for the six months ended June 30, 2025.

The cost of interest-bearing liabilities during the six-month period ended June 30, 2025 decreased 40 basis points to 2.59% from 2.99% for the six months ended June 30, 2024 as the cost of interest-bearing deposit products and short-term borrowing costs decreased. Partially offsetting these declines were increases to long-term borrowings, subordinated debt and junior subordinated debt. On June 6, 2025, the Company issued $85 million in aggregate principal amount of 7.75% fixed-to-floating rate subordinated notes due June 2035 and subsequently on June 30 redeemed all $33 million of its June 2020 issuance of subordinated debt that repriced at 9.08% on June 1, 2025.

For the six months ended June 30, 2025, a credit to the provision for credit losses of $39 thousand was recorded compared to a prior year provision of $1.3 million. The decrease was due to a reduction in specific reserves on individually evaluated loans associated with a reduction in nonperforming loans along with a decline in the overall model loss rate due primarily to a significant reduction on balances of existing loans in various segments offset somewhat by an overall increase in qualitative factors due mainly to changing loan balances.

Noninterest income was $12.5 million for the six months ended June 30, 2025 and $6.9 million for the comparable period ended June 30, 2024.  These increases were attributable to the increased size and scale of the Company following the merger. During the period, service charges and fees increased $3.2 million, a $0.7 million gain on the sale of fixed assets due to the sale of the Company’s former corporate headquarters located in Scranton, PA was recorded, wealth management income increased $0.5 million, BOLI cash surrender value increased $0.5 million and merchant services income increased $0.4 million.

Noninterest expense for the six months ended June 30, 2025 was $55.6 million, an increase of $19.4 million from $36.2 million for the six months ended June 30, 2024. Almost all noninterest expense line items increased as a result of the FNCB merger and the expanded operations of the newly combined Company. Salaries and employee benefits expenses increased $10.0 million compared to the year ago period due to the addition of 195 full time equivalent employees from the FNCB merger. Occupancy and equipment expenses were higher by $3.6 million in the current period due to increased technology costs related to system integration and increased account and transaction volumes, and higher facilities costs. Amortization of intangible assets totaled $3.4 million for the six months ended June 30, 2025. There was no amortization expense recorded for the comparable period of 2024.

The provision for income taxes for the six months ended June 30, 2025 totaled $6.7 million and the effective tax rate was 17.3% as compared to $0.9 million and 11.80% in the prior period.

BALANCE SHEET REVIEW

At June 30, 2025, total assets, loans, and deposits were $5.1 billion, $4.0 billion, and $4.3 billion, respectively.

Total loans increased $4.0 million during the first six months to $4.0 billion at June 30, 2025. Increases in commercial loans, residential real estate loans and equipment financing loans, were partially offset by reductions in commercial real estate, indirect auto, and other consumer loans.

Total investments were $582.8 million at June 30, 2025, compared to $606.9 million at December 31, 2024. At June 30, 2025, the available for sale securities totaled $505.2 million and the held to maturity securities totaled $75.1 million. The unrealized loss on the available for sale securities decreased $7.5 million from $49.0 million at December 31, 2024, to $41.5 million at June 30, 2025. The unrealized losses on the held to maturity portfolio totaled $10.9 million and $13.0 million at June 30, 2025, and December 31, 2024, respectively.

Total deposits decreased $120.2 million to $4.3 billion at June 30, 2025, due primarily to seasonal outflows of non-maturity deposits and reductions in brokered CDs. Noninterest-bearing deposits decreased $35.9 million to $899.6 million at June 30, 2025 from $935.5 million at December 31, 2025 and interest-bearing deposits decreased $84.3 million to $3.4 billion at June 30, 2025. Additionally, the Company had $198.0 million and $256.4 million of longer-term brokered CDs at June 30, 2025, and December 31, 2024, respectively. During the six months ended June 30, 2025 $119.0 million in higher rate brokered CDs were called and replaced with lower cost brokered CDs.

The Company’s deposit base consisted of 42.0% retail accounts, 37.2% commercial accounts, 16.2% municipal relationships and 4.6% brokered deposits at June 30, 2025. At June 30, 2025, total estimated uninsured deposits were $1.3 billion, or approximately 30.7% of total deposits. Included in the uninsured total at June 30, 2025, were $513.6 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $2.0 million of affiliate company deposits.

In addition to deposit gathering and current long-term debt, the Company has additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At June 30, 2025, available borrowing capacity totaled $1.1 billion at the FHLB and $426.8 million at the Federal Reserve’s Discount Window. At June 30, 2025, the Company had $175.7 million in cash and cash equivalents, an increase of $39.8 million from $135.9 million at December 31, 2024. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 15.

The Company maintained its well capitalized position at June 30, 2025. Stockholders’ equity equaled $494.1 million or $49.44 per share at June 30, 2025, compared to $469.0 million or $46.94 per share at December 31, 2024. The increase in stockholders’ equity from December 31, 2024, is primarily attributable to net income less dividends to shareholders and a $5.7 million decrease to accumulated other comprehensive loss (“AOCL”) resulting from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCL at June 30, 2025, and December 31, 2024, was $32.5 million and $38.3 million, respectively.

Tangible book value1, a non-GAAP measure, increased to $38.75 per share at June 30, 2025, from $35.88 per share at December 31, 2024. Dividends declared for the six months ended June 30, 2025 amounted to $1.235 per share.

ASSET QUALITY REVIEW

Nonperforming assets, which include nonperforming loans, loans past due 90 days or more and still accruing, and foreclosed assets, were $17.4 million or 0.44% of loans, net, and foreclosed assets at June 30, 2025, compared to $23.0 million or 0.58% of loans, net, and foreclosed assets at December 31, 2024. As a percentage of total assets, nonperforming assets were 0.34% at June 30, 2025, compared to 0.45% at December 31, 2024. At June 30, 2025, the Company had no foreclosed property compared to one foreclosed property recorded at $27 thousand at December 31, 2024.

During the six months ended June 30, 2025, net charge-offs totaled $0.8 million and the credit to the provision for credit losses was $39 thousand. During the three months ended June 30, 2025, net recoveries were $0.1 million and the credit to the provision for credit losses was $0.2 million. The allowance for credit losses equaled $40.9 million or 1.02% of loans, net, at June 30, 2025, compared to $41.8 million or 1.05% of loans, net, at December 31, 2024.

1See reconciliation of non-GAAP financial measures on pg.17-19.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making. For more information visit psbt.com.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on our investment values; the effects of any recession in the United States; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs, retaliatory tariffs, tariff counter-measures, or the threat of such actions; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and us of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes (or the threat of such changes) in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of the FNCB merger; future acquisitions or a change in control; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2025	2025	2024	2024	2024
Key performance data:
Share and per share amounts:
Net income (loss)	$1.68	$1.49	$0.61	$(0.43)	$0.46
Core net income (1)	$1.69	$1.51	$0.99	$1.64	$0.59
Core net income (PPNR) (1)	$2.03	$1.83	$1.46	$1.83	$0.73
Cash dividends declared	$0.62	$0.62	$0.62	$0.62	$0.41
Book value	$49.44	$48.21	$46.94	$47.53	$48.29
Tangible book value (1)	$38.75	$37.35	$35.88	$36.24	$39.31
Market value:
High	$51.21	$53.70	$58.76	$50.49	$46.25
Low	$40.67	$44.47	$44.73	$41.44	$36.26
Closing	$49.37	$44.47	$51.18	$46.88	$45.54
Market capitalization	$493,438	$444,499	$511,325	$468,549	$321,388
Common shares outstanding	9,994,696	9,995,483	9,990,724	9,994,648	7,057,258
Selected ratios:
Return on average stockholders’ equity	13.87%	12.70%	5.07%	(3.58)%	3.87%
Core return on average stockholders’ equity (1)	13.92%	12.80%	8.31%	13.61%	5.00%
Return on average tangible stockholders’ equity (1)	17.73%	16.46%	6.62%	(4.67)%	4.76%
Core return on average tangible stockholders’ equity (1)	17.79%	16.59%	10.87%	17.77%	6.14%
Return on average assets	1.36%	1.22%	0.47%	(0.33)%	0.37%
Core return on average assets (1)	1.36%	1.23%	0.76%	1.24%	0.47%
Stockholders’ equity to total assets	9.67%	9.64%	9.21%	8.86%	9.42%
Efficiency ratio (1)(2)	53.92%	55.77%	63.03%	53.14%	74.54%
Nonperforming assets to loans, net, and foreclosed assets	0.44%	0.59%	0.58%	0.53%	0.25%
Nonperforming assets to total assets	0.34%	0.47%	0.45%	0.41%	0.20%
Net charge-offs to average loans, net	0.00%	0.09%	0.09%	0.01%	0.01%
Allowance for credit losses to loans, net	1.02%	1.03%	1.05%	0.97%	0.81%
Interest-bearing assets yield (FTE) (3)	5.68%	5.50%	5.51%	5.63%	4.58%
Cost of funds	2.60%	2.58%	2.88%	3.04%	3.01%
Net interest spread (FTE) (3)	3.08%	2.92%	2.62%	2.59%	1.57%
Net interest margin (FTE) (1)(3)	3.69%	3.50%	3.25%	3.26%	2.29%

(1)	See Reconciliation of Non-GAAP financial measures on pages 17-19.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale and net gains (losses) on sales of fixed assets.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	June 30
Six months ended	2025	2024
Interest income:
Interest and fees on loans:
Taxable	$112,671	$68,447
Tax-exempt	4,547	2,817
Interest and dividends on investment securities:
Taxable	8,738	3,822
Tax-exempt	795	742
Dividends	81	4
Interest on interest-bearing deposits in other banks	209	235
Interest on federal funds sold	720	1,306
Total interest income	127,761	77,373
Interest expense:
Interest on deposits	41,150	36,818
Interest on short-term borrowings	635	895
Interest on long-term debt	2,388	539
Interest on subordinated debt	1,469	887
Interest on junior subordinated debt	374
Total interest expense	46,016	39,139
Net interest income	81,745	38,234
(Credit to) provision for credit losses	(39)	1,304
Net interest income after (credit to) provision for credit losses	81,784	36,930
Noninterest income:
Service charges, fees, commissions and other	7,068	3,921
Merchant services income	815	375
Commissions and fees on fiduciary activities	1,100	1,068
Wealth management income	1,269	777
Mortgage banking income	239	179
Increase in cash surrender value of life insurance	1,061	565
Interest rate swap income	207	78
Net gains (losses) on equity investments	64	(20)
Net gains on sale of fixed assets	680	4
Total noninterest income	12,503	6,947
Noninterest expense:
Salaries and employee benefits expense	27,242	17,289
Net occupancy and equipment expense	12,894	9,305
Acquisition related expenses	220	1,557
Amortization of intangible assets	3,367
FDIC insurance and assessments	1,998	1,098
Other expenses	9,894	6,981
Total noninterest expense	55,615	36,230
Income before income taxes	38,672	7,647
Provision for income tax expense	6,707	899
Net income	$31,965	$6,748
Other comprehensive income:
Unrealized gains (losses) on investment securities available for sale	$7,431	$(2,423)
Change in derivative fair value	(132)	1,239
Income tax expense (benefit) related to other comprehensive income (loss)	1,592	(260)
Other comprehensive income (loss), net of income tax expense (benefit)	5,707	(924)
Comprehensive income	$37,672	$5,824
Share and per share amounts:
Net income - basic	$3.20	$0.96
Net income - diluted	3.18	0.95
Cash dividends declared	$1.24	$0.82
Average common shares outstanding - basic	9,993,944	7,055,085
Average common shares outstanding - diluted	10,062,831	7,108,113

Peoples Financial Services Corp.

Consolidated Statements of Income (Loss) (Unaudited)

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2025	2025	2024	2024	2024
Interest income:
Interest and fees on loans:
Taxable	$57,459	$55,212	$57,048	$59,412	$34,406
Tax-exempt	2,302	2,245	2,238	2,299	1,399
Interest and dividends on investment securities:
Taxable	4,604	4,134	4,359	4,732	1,904
Tax-exempt	399	396	397	411	371
Dividends	40	41	40	62	2
Interest on interest-bearing deposits in other banks	96	113	113	150	115
Interest on federal funds sold	435	285	1,608	1,218	179
Total interest income	65,335	62,426	65,803	68,284	38,376
Interest expense:
Interest on deposits	20,303	20,847	24,718	26,398	18,114
Interest on short-term borrowings	410	225	474	550	633
Interest on long-term debt	1,211	1,177	1,389	1,389	269
Interest on subordinated debt	1,026	443	444	443	444
Interest on junior subordinated debt	188	186	267	260
Total interest expense	23,138	22,878	27,292	29,040	19,460
Net interest income	42,197	39,548	38,511	39,244	18,916
(Credit to) provision for credit losses	(239)	200	3,369	14,458	596
Net interest income after (credit to) provision for credit losses	42,436	39,348	35,142	24,786	18,320
Noninterest income:
Service charges, fees, commissions and other	3,664	3,404	3,368	3,384	1,885
Merchant services income	584	231	298	223	260
Commissions and fees on fiduciary activities	563	537	553	649	517
Wealth management income	619	650	633	708	416
Mortgage banking income	125	114	126	84	87
Increase in cash surrender value of life insurance	535	526	456	551	286
Interest rate swap income (loss)	164	43	260	(53)	102
Net (losses) gains on equity investments	(7)	71	(23)	175	(12)
Net gains on sale of investment securities available for sale				1
Net gains (losses) on sale of fixed assets		680	(165)	(3)	13
Total noninterest income	6,247	6,256	5,506	5,719	3,554
Noninterest expense:
Salaries and employee benefits expense	13,761	13,481	15,287	13,170	8,450
Net occupancy and equipment expense	6,284	6,610	6,386	6,433	4,589
Acquisition related expenses	66	154	4,990	9,653	1,071
Amortization of intangible assets	1,684	1,683	1,702	1,665
FDIC insurance and assessments	976	1,022	1,251	809	504
Other expenses	5,491	4,403	5,217	3,769	3,557
Total noninterest expense	28,262	27,353	34,833	35,499	18,171
Income (loss) before income taxes	20,421	18,251	5,815	(4,994)	3,703
Income tax expense (benefit)	3,465	3,242	(272)	(657)	421
Net income (loss)	$16,956	$15,009	$6,087	$(4,337)	$3,282
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$1,859	$5,572	$(10,175)	$15,167	$18
Reclassification adjustment for gains on available for sale securities included in net income				(1)
Change in benefit plan liabilities			1,518
Change in derivative fair value	16	(148)	817	(1,424)	160
Income tax expense (benefit) related to other comprehensive (loss) income	409	1,183	(1,686)	3,008	38
Other comprehensive income (loss), net of income tax expense (benefit)	1,466	4,241	(6,154)	10,734	140
Comprehensive income (loss)	$18,422	$19,250	$(67)	$6,397	$3,422
Share and per share amounts:
Net income - basic	$1.70	$1.50	$0.61	$(0.43)	$0.47
Net income - diluted	1.68	1.49	0.61	(0.43)	0.46
Cash dividends declared	$0.62	$0.62	$0.62	$0.62	$0.41
Average common shares outstanding - basic	9,994,955	9,992,922	9,994,605	9,987,627	7,057,258
Average common shares outstanding - diluted	10,082,260	10,043,186	10,051,337	10,044,449	7,114,115

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	June 30, 2025			June 30, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,707,650	$57,459	6.22%	$2,637,164	$34,406	5.25%
Tax-exempt	282,406	2,914	4.14	222,655	1,771	3.20
Total loans	3,990,056	60,373	6.07	2,859,819	36,177	5.09
Investments:
Taxable	540,424	4,644	3.45	443,146	1,906	1.73
Tax-exempt	86,899	505	2.33	86,418	470	2.19
Total investments	627,323	5,149	3.29	529,564	2,376	1.80
Interest-bearing deposits	9,186	96	4.19	8,763	115	5.28
Federal funds sold	39,084	435	4.46	12,672	179	5.68
Total earning assets	4,665,649	66,053	5.68%	3,410,818	38,847	4.58%
Less: allowance for credit losses	41,837			23,046
Other assets	390,522			221,294
Total assets	$5,014,334	$66,053		$3,609,066	$38,847
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$708,585	$6,992	3.96%	$714,669	$6,749	3.80%
Interest-bearing demand and NOW accounts	1,406,998	5,882	1.68	729,196	4,400	2.43
Savings accounts	501,975	376	0.30	408,883	280	0.28
Time deposits less than $100	404,142	3,991	3.96	403,069	3,964	3.96
Time deposits $100 or more	352,216	3,062	3.49	240,481	2,721	4.55
Total interest-bearing deposits	3,373,916	20,303	2.41	2,496,298	18,114	2.92
Short-term borrowings	35,587	410	4.62	45,383	633	5.61
Long-term debt	101,066	1,211	4.81	25,000	269	4.33
Subordinated debt	55,622	1,026	7.40	33,000	444	5.41
Junior subordinated debt	8,075	188	9.34
Total borrowings	200,350	2,835	5.68	103,383	1,346	5.24
Total interest-bearing liabilities	3,574,266	23,138	2.60%	2,599,681	19,460	3.01%
Noninterest-bearing deposits	897,212			620,256
Other liabilities	52,608			48,630
Stockholders’ equity	490,248			340,499
Total liabilities and stockholders’ equity	$5,014,334			$3,609,066
Net interest income/spread		$42,915	3.08%		$19,387	1.57%
Net interest margin			3.69%			2.29%
Tax-equivalent adjustments:
Loans		$612			$372
Investments		106			99
Total adjustments		$718			$471

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,702,911	$112,671	6.14%	$2,634,859	$68,447	5.22%
Tax-exempt	281,486	5,756	4.12	223,974	3,566	3.20
Total loans	3,984,397	118,427	5.99	2,858,833	72,013	5.07
Investments:
Taxable	548,124	8,819	3.24	445,071	3,826	1.73
Tax-exempt	86,985	1,006	2.33	86,641	939	2.18
Total investments	635,109	9,825	3.12	531,712	4,765	1.80
Interest-bearing deposits	10,186	209	4.14	8,894	235	5.31
Federal funds sold	32,568	720	4.46	46,813	1,306	5.61
Total earning assets	4,662,260	129,181	5.59%	3,446,252	78,319	4.57%
Less: allowance for credit losses	41,960			22,668
Other assets	391,221			219,324
Total assets	$5,011,521	$129,181		$3,642,908	$78,319
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$698,111	$13,562	3.92%	$734,779	$13,884	3.80%
Interest-bearing demand and NOW accounts	1,435,943	12,298	1.73	756,827	9,237	2.45
Savings accounts	500,392	737	0.30	415,849	555	0.27
Time deposits less than $100	414,197	8,219	4.00	406,131	8,301	4.11
Time deposits $100 or more	356,817	6,334	3.58	231,470	4,841	4.21
Total interest-bearing deposits	3,405,460	41,150	2.44	2,545,056	36,818	2.91
Short-term borrowings	27,925	635	4.59	32,535	895	5.53
Long-term debt	99,426	2,388	4.84	25,000	539	4.34
Subordinated debt	44,373	1,469	6.68	33,000	887	5.41
Junior subordinated debt	8,063	374	9.35
Total borrowings	179,787	4,866	5.46	90,535	2,321	5.16
Total interest-bearing liabilities	3,585,247	46,016	2.59%	2,635,591	39,139	2.99%
Noninterest-bearing deposits	886,193			618,433
Other liabilities	55,298			48,159
Stockholders’ equity	484,783			340,725
Total liabilities and stockholders’ equity	$5,011,521			$3,642,908
Net interest income/spread		$83,165	3.00%		$39,180	1.58%
Net interest margin			3.60%			2.29%
Tax-equivalent adjustments:
Loans		$1,209			$749
Investments		211			197
Total adjustments		$1,420			$946

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2025	2025	2024	2024	2024
Net interest income:
Interest income:
Loans, net:
Taxable	$57,459	$55,212	$57,048	$59,412	$34,406
Tax-exempt	2,914	2,842	2,834	2,910	1,771
Total loans, net	60,373	58,054	59,882	62,322	36,177
Investments:
Taxable	4,644	4,175	4,399	4,794	1,906
Tax-exempt	505	501	502	520	470
Total investments	5,149	4,676	4,901	5,314	2,376
Interest on interest-bearing balances in other banks	96	113	113	150	115
Federal funds sold	435	285	1,608	1,218	179
Total interest income	66,053	63,128	66,504	69,004	38,847
Interest expense:
Deposits	20,303	20,847	24,718	26,398	18,114
Short-term borrowings	410	225	474	550	633
Long-term debt	1,211	1,177	1,389	1,389	269
Subordinated debt	1,026	443	444	443	444
Junior subordinated debt	188	186	267	260
Total interest expense	23,138	22,878	27,292	29,040	19,460
Net interest income	$42,915	$40,250	$39,212	$39,964	$19,387
Loans, net:
Taxable	6.22%	6.05%	6.04%	6.24%	5.25%
Tax-exempt	4.14%	4.11%	4.05%	4.16%	3.20%
Total loans, net	6.07%	5.92%	5.90%	6.09%	5.09%
Investments:
Taxable	3.45%	3.05%	3.23%	3.12%	1.73%
Tax-exempt	2.33%	2.33%	2.29%	2.31%	2.19%
Total investments	3.29%	2.95%	3.10%	3.02%	1.80%
Interest-bearing balances with banks	4.19%	4.09%	4.93%	5.55%	5.28%
Federal funds sold	4.46%	4.45%	4.94%	5.26%	5.68%
Total interest-earning assets	5.68%	5.50%	5.51%	5.63%	4.58%
Interest expense:
Deposits	2.41%	2.46%	2.75%	2.91%	2.92%
Short-term borrowings	4.62%	4.52%	4.80%	4.98%	5.61%
Long-term debt	4.81%	4.88%	4.97%	4.94%	4.33%
Subordinated debt	7.40%	5.44%	5.35%	5.34%	5.41%
Junior subordinated debt	9.34%	9.37%	13.23%	12.93%
Total interest-bearing liabilities	2.60%	2.58%	2.88%	3.04%	3.01%
Net interest spread	3.08%	2.92%	2.62%	2.59%	1.57%
Net interest margin	3.69%	3.50%	3.25%	3.26%	2.29%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2025	2025	2024	2024	2024
Assets:
Cash and due from banks	$60,173	$60,125	$47,029	$97,090	$41,234
Interest-bearing balances in other banks	9,646	9,196	8,593	10,286	8,722
Federal funds sold	105,920	7,781	80,229	178,093
Investment securities:
Available for sale	505,181	503,043	526,329	562,486	385,240
Held to maturity	75,137	76,689	78,184	79,861	81,598
Equity investments carried at fair value	2,494	2,500	2,430	3,921	78
Total investments	582,812	582,232	606,943	646,268	466,916
Loans held for sale	547	420		803
Loans	3,997,525	3,991,539	3,993,505	4,069,683	2,869,553
Less: allowance for credit losses	40,890	41,054	41,776	39,341	23,123
Net loans	3,956,635	3,950,485	3,951,729	4,030,342	2,846,430
Goodwill	75,986	75,986	75,986	76,958	63,370
Premises and equipment, net	76,896	72,492	73,283	75,877	58,565
Bank owned life insurance	87,635	87,953	87,429	87,401	49,955
Deferred tax assets	31,647	32,628	35,688	33,078	14,460
Accrued interest receivable	15,854	16,436	15,632	17,979	13,326
Other intangible assets, net	30,778	32,488	34,197	35,907
Other assets	73,350	71,136	74,919	70,056	53,077
Total assets	$5,107,879	$4,999,358	$5,091,657	$5,360,138	$3,616,055
Liabilities:
Deposits:
Noninterest-bearing	$899,597	$901,398	$935,516	$927,864	$620,971
Interest-bearing	3,387,752	3,415,529	3,472,036	3,710,000	2,443,988
Total deposits	4,287,349	4,316,927	4,407,552	4,637,864	3,064,959
Short-term borrowings	76,340	14,840	15,900	37,346	104,250
Long-term debt	103,449	88,403	98,637	111,489	25,000
Subordinated debt	83,164	33,000	33,000	33,000	33,000
Junior subordinated debt	8,088	8,063	8,039	8,015
Accrued interest payable	4,640	5,439	5,503	6,829	5,507
Other liabilities	50,753	50,832	54,076	50,544	42,532
Total liabilities	4,613,783	4,517,504	4,622,707	4,885,087	3,275,248
Stockholders’ equity:
Common stock	20,015	20,014	19,995	19,993	14,122
Capital surplus	250,468	250,488	250,695	250,578	122,449
Retained earnings	258,601	247,806	238,955	239,021	249,511
Accumulated other comprehensive loss	(34,988)	(36,454)	(40,695)	(34,541)	(45,275)
Total stockholders’ equity	494,096	481,854	468,950	475,051	340,807
Total liabilities and stockholders’ equity	$5,107,879	$4,999,358	$5,091,657	$5,360,138	$3,616,055

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2025	2025	2024	2024	2024
Commercial
Taxable	$595,042	$570,966	$556,630	$616,369	$411,112
Non-taxable	278,026	282,031	279,390	273,710	220,893
Total	873,068	852,997	836,020	890,079	632,005
Real estate
Commercial real estate	2,252,574	2,275,241	2,294,113	2,309,588	1,793,652
Residential	573,864	560,067	551,383	550,590	369,671
Total	2,826,438	2,835,308	2,845,496	2,860,178	2,163,323
Consumer
Indirect Auto	104,618	108,819	117,914	130,380	66,792
Consumer Other	13,929	14,209	14,955	15,580	7,433
Total	118,547	123,028	132,869	145,960	74,225
Equipment Financing	179,472	180,206	179,120	173,466
Total	$3,997,525	$3,991,539	$3,993,505	$4,069,683	$2,869,553

	June 30	Mar 31	Dec 31	Sept 30	June 30
At quarter end	2025	2025	2024	2024	2024
Nonperforming assets:
Nonaccrual/restructured loans	$17,390	$23,002	$22,499	$20,949	$7,116
Accruing loans past due 90 days or more	72	655	458	569
Foreclosed assets		27	27	27	27
Total nonperforming assets	$17,462	$23,684	$22,984	$21,545	$7,143

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2025	2025	2024	2024	2024
Allowance for credit losses:
Beginning balance	$41,054	$41,776	$39,341	$23,123	$22,597
Merger-related adjustments - Non PCD Loans				14,328
Merger-related adjustments - PCD Loans				1,841
Charge-offs	1,151	1,233	1,108	534	135
Recoveries	1,226	311	174	453	65
(Credit to) provision for credit losses	(239)	200	3,369	130	596
Ending balance	$40,890	$41,054	$41,776	$39,341	$23,123

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2025	2025	2024	2024	2024
Interest-bearing deposits:
Money market accounts	$971,136	$967,661	$936,239	$1,018,575	$690,631
Interest-bearing demand and NOW accounts	1,200,911	1,177,507	1,238,853	1,229,083	715,890
Savings accounts	500,680	502,851	492,180	509,412	397,827
Time deposits less than $250	543,257	599,127	620,725	824,791	504,879
Time deposits $250 or more	171,768	168,383	184,039	128,139	134,761
Total interest-bearing deposits	3,387,752	3,415,529	3,472,036	3,710,000	2,443,988
Noninterest-bearing deposits	899,597	901,398	935,516	927,864	620,971
Total deposits	$4,287,349	$4,316,927	$4,407,552	$4,637,864	$3,064,959

	June 30, 2025
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,799,773	42.0%	95,276	$19
Commercial	1,592,947	37.2	18,474	86
Municipal	696,601	16.2	2,445	285
Brokered	198,028	4.6	17	11,649
Total Deposits	$4,287,349	100.0%	116,212	$37

Uninsured	$1,315,345	30.7%
Insured	2,972,004	69.3

	December 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,779,729	40.4%	98,583	$18
Commercial	1,538,757	34.9	18,675	82
Municipal	832,665	18.9	2,427	343
Brokered	256,401	5.8	28	9,157
Total Deposits	$4,407,552	100.0%	119,713	$37

Uninsured	$1,381,492	31.3%
Insured	3,026,060	68.7

			Total Available
At June 30, 2025	Total Available	Outstanding	for Future Liquidity
FHLB advances (1)	$1,647,028	$514,902	$1,132,126
Federal Reserve - Discount Window	426,801		426,801
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	766,182	198,028	568,154
Unencumbered securities	174,563		174,563
Total sources of liquidity	$3,032,574	$712,930	$2,319,644
(1)	Outstanding balance of FHLB advances includes letters of credit used to collateralize public fund deposits.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2025	2025	2024	2024	2024
Assets:
Loans, net:
Taxable	$3,707,650	$3,698,124	$3,757,273	$3,790,138	$2,637,164
Tax-exempt	282,406	280,555	278,429	278,496	222,655
Total loans, net	3,990,056	3,978,679	4,035,702	4,068,634	2,859,819
Investments:
Taxable	540,424	555,910	541,526	611,032	443,146
Tax-exempt	86,899	87,072	87,419	89,532	86,418
Total investments	627,323	642,982	628,945	700,564	529,564
Interest-bearing balances with banks	9,186	11,197	9,116	10,820	8,763
Federal funds sold	39,084	25,979	129,517	92,171	12,672
Total interest-earning assets	4,665,649	4,658,837	4,803,280	4,872,189	3,410,818
Other assets	348,685	349,840	400,179	419,005	198,248
Total assets	$5,014,334	$5,008,677	$5,203,459	$5,291,194	$3,609,066
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$3,373,916	$3,437,355	$3,573,321	$3,607,405	$2,496,298
Noninterest-bearing	897,212	875,053	904,274	908,776	620,256
Total deposits	4,271,128	4,312,408	4,477,595	4,516,181	3,116,554
Short-term borrowings	35,587	20,176	39,319	43,895	45,383
Long-term debt	101,066	97,769	111,135	111,804	25,000
Subordinated debt	55,622	33,000	33,000	33,000	33,000
Junior subordinated debt	8,075	8,050	8,026	8,000
Other liabilities	52,608	58,018	56,445	96,177	48,630
Total liabilities	4,524,086	4,529,421	4,725,520	4,809,057	3,268,567
Stockholders’ equity	490,248	479,256	477,939	482,137	340,499
Total liabilities and stockholders’ equity	$5,014,334	$5,008,677	$5,203,459	$5,291,194	$3,609,066

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2025	2025	2024	2024	2024
Core net income per share:
Net income (loss) GAAP	$16,956	$15,009	$6,087	$(4,337)	$3,282
Adjustments:
Add: ACL provision for FNCB acquired legacy loans				14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment				1,885
Add: Acquisition related expenses	66	154	4,990	9,653	1,071
Less: Acquisition related expenses tax adjustment	14	34	1,089	1,270	122
Core net income	$17,008	$15,129	$9,988	$16,489	$4,231
Average common shares outstanding - diluted	10,082,260	10,043,186	10,051,337	10,044,449	7,114,115
Core net income per diluted share	$1.69	$1.51	$0.99	$1.64	$0.59

Tangible book value:
Total stockholders’ equity	$494,096	$481,854	$468,950	$475,051	$340,807
Less: Goodwill	75,986	75,986	76,325	76,958	63,370
Less: Other intangible assets, net	30,778	32,488	34,197	35,907
Total tangible stockholders’ equity	$387,332	$373,380	$358,428	$362,186	$277,437
Common shares outstanding	9,994,696	9,995,483	9,990,724	9,994,648	7,057,258
Tangible book value per share	$38.75	$37.35	$35.88	$36.24	$39.31

Core return on average stockholders’ equity:
Net income (loss) GAAP	$16,956	$15,009	$6,087	$(4,337)	$3,282
Adjustments:
Add: ACL provision for FNCB acquired legacy loans				14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment				1,885
Add: Acquisition related expenses	66	154	4,990	9,653	1,071
Less: Acquisition related expenses tax adjustment	14	34	1,089	1,270	122
Core net income	$17,008	$15,129	$9,988	$16,489	$4,231
Average stockholders’ equity	$490,248	$479,256	$477,939	$482,137	$340,499
Core return on average stockholders’ equity	13.92%	12.80%	8.31%	13.61%	5.00%

Return on average tangible stockholders' equity:
Net income (loss) GAAP	$16,956	$15,009	$6,087	$(4,337)	$3,282
Average stockholders’ equity	$490,248	$479,256	$477,939	$482,137	$340,499
Less: average intangibles	106,764	109,386	112,399	113,032	63,370
Average tangible stockholders’ equity	$383,484	$369,870	$365,540	$369,105	$277,129
Return on average tangible stockholders’ equity	17.73%	16.46%	6.62%	(4.67)%	4.76%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$16,956	$15,009	$6,087	$(4,337)	$3,282
Adjustments:
Add: ACL provision for FNCB acquired legacy loans				14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment				1,885
Add: Acquisition related expenses	66	154	4,990	9,653	1,071
Less: Acquisition related expenses tax adjustment	14	34	1,089	1,270	122
Core net income	$17,008	$15,129	$9,988	$16,489	$4,231
Average stockholders’ equity	$490,248	$479,256	$477,939	$482,137	$340,499
Less: average intangibles	106,764	109,386	112,399	113,032	63,370
Average tangible stockholders’ equity	$383,484	$369,870	$365,540	$369,105	$277,129
Core return on average tangible stockholders’ equity	17.79%	16.59%	10.87%	17.77%	6.14%

Core return on average assets:
Net income (loss) GAAP	$16,956	$15,009	$6,087	$(4,337)	$3,282
Adjustments:
Add: ACL provision for FNCB acquired legacy loans				14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment				1,885
Add: Acquisition related expenses	66	154	4,990	9,653	1,071
Less: Acquisition related expenses tax adjustment	14	34	1,089	1,270	122
Core net income	$17,008	$15,129	$9,988	$16,489	$4,231
Average assets	$5,014,334	$5,008,677	$5,203,459	$5,291,194	$3,609,066
Core return on average assets	1.36%	1.23%	0.76%	1.24%	0.47%

Pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$20,421	$18,251	$5,815	$(4,994)	$3,703
Add: ACL provision for FNCB acquired legacy loans				14,328
Add: (Credit to) provision for credit losses	(239)	200	3,369	130	596
Add: (Credit to) provision for credit losses on unfunded commitments	172	(202)	452	(785)	(197)
PPNR (non-GAAP)	$20,354	$18,249	$9,636	$8,679	$4,102
Average common shares outstanding-diluted	10,082,260	10,043,186	10,051,337	10,044,449	7,114,115
PPNR per share (non-GAAP)	$2.02	$1.82	$0.96	$0.86	$0.58

Core pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$20,421	$18,251	$5,815	$(4,994)	$3,703
Add: Acquisition related expenses	66	154	4,990	9,653	1,071
Add: ACL provision for FNCB acquired legacy loans				14,328
Add: (Credit to) provision for credit losses	(239)	200	3,369	130	596
Add: (Credit to) provision for credit losses on unfunded commitments	172	(202)	452	(785)	(197)
Core PPNR (non-GAAP)	$20,420	$18,403	$14,626	$18,332	$5,173
Average common shares outstanding-diluted	10,082,260	10,043,186	10,051,337	10,044,449	7,114,115
Core PPNR per share (non-GAAP)	$2.03	$1.83	$1.46	$1.83	$0.73

(1)	Current year quarters and fourth quarter 2024 tax adjustments use a rate of 21.8%, prior quarters use the effective tax rate for the quarter.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	June 30
Six months ended	2025	2024
Core net income per share:
Net income GAAP	$31,965	$6,748
Adjustments:
Add: Acquisition related expenses	220	1,557
Less: Acquisition related expenses tax adjustment	48	183
Core net income	$32,137	$8,122
Average common shares outstanding - diluted	10,062,831	7,108,113
Core net income per diluted share	$3.19	$1.14

Core return on average stockholders’ equity:
Net income GAAP	$31,965	$6,748
Adjustments:
Add: Acquisition related expenses	220	1,557
Less: Acquisition related expenses tax adjustment	48	183
Core net income	$32,137	$8,122
Average stockholders’ equity	484,783	340,725
Core return on average stockholders’ equity	13.37%	4.79%

Return on average tangible stockholders' equity:
Net income GAAP	$31,965	$6,748
Average stockholders’ equity	484,783	340,725
Less: average intangibles	108,562	63,375
Average tangible stockholders’ equity	$376,221	$277,350
Return on average tangible stockholders’ equity	17.13%	4.89%

Core return on average tangible stockholders’ equity:
Net income GAAP	$31,965	$6,748
Adjustments:
Add: Acquisition related expenses	220	1,557
Less: Acquisition related expenses tax adjustment	48	183
Core net income	$32,137	$8,122
Average stockholders’ equity	484,783	340,725
Less: average intangibles	108,562	63,375
Average tangible stockholders’ equity	$376,221	$277,350
Core return on average tangible stockholders’ equity	17.23%	5.89%

Core return on average assets:
Net income GAAP	$31,965	$6,748
Adjustments:
Add: Acquisition related expenses	220	1,557
Less: Acquisition related expenses tax adjustment	48	183
Core net income	$32,137	$8,122
Average assets	5,011,521	3,642,908
Core return on average assets	1.29%	0.45%

Pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$38,672	$7,647
Add: (Credit to) provision for credit losses	(39)	1,304
Add: (Credit to) provision for credit losses on unfunded commitments	(30)	290
PPNR (non-GAAP)	$38,603	$9,241
Average common shares outstanding-diluted	10,062,831	7,108,113
PPNR per share (non-GAAP)	$3.84	$1.30

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$38,672	$7,647
Add: Acquisition related expenses	220	1,557
Add: (Credit to) provision for credit losses	(39)	1,304
Add: (Credit to) provision for credit losses on unfunded commitments	(30)	290
Core PPNR (non-GAAP)	$38,823	$10,798
Average common shares outstanding-diluted	10,062,831	7,108,113
Core PPNR per share (non-GAAP)	$3.86	$1.52

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2025 and 2024:

Three months ended June 30	2025	2024
Interest income (GAAP)	$65,335	$38,376
Adjustment to FTE	718	471
Interest income adjusted to FTE (non-GAAP)	66,053	38,847
Interest expense	23,138	19,460
Net interest income adjusted to FTE (non-GAAP)	$42,915	$19,387

Six months ended June 30	2025	2024
Interest income (GAAP)	$127,761	$77,373
Adjustment to FTE	1,420	946
Interest income adjusted to FTE (non-GAAP)	129,181	78,319
Interest expense	46,016	39,139
Net interest income adjusted to FTE (non-GAAP)	$83,165	$39,180

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2025 and 2024:

Three months ended June 30	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$28,262	$18,171
Less: Amortization of intangible assets expense	1,684
Less: Acquisition related expenses	66	1,071
Noninterest expense (non-GAAP)	26,512	17,100

Net interest income (GAAP)	42,197	18,916
Plus: Taxable equivalent adjustment	718	471
Noninterest income (GAAP)	6,247	3,554
Less: Net gains (losses) on equity securities	(6)	(12)
Less: Gains on sale of fixed assets		13
Net interest income (FTE) plus noninterest income (non-GAAP)	$49,168	$22,940
Efficiency ratio (non-GAAP)	53.92%	74.54%

Six months ended June 30	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$55,615	$36,230
Less: Amortization of intangible assets expense	3,367
Less: Acquisition related expenses	220	1,557
Noninterest expense (non-GAAP)	52,028	34,673

Net interest income (GAAP)	81,745	38,234
Plus: Taxable equivalent adjustment	1,420	946
Noninterest income (GAAP)	12,503	6,947
Less: Net gains (losses) on equity securities	65	(20)
Less: Gains on sale of fixed assets	680	4
Net interest income (FTE) plus noninterest income (non-GAAP)	$94,923	$46,143
Efficiency ratio (non-GAAP)	54.81%	75.14%